UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2013

Commission file number 001-11625

Pentair Ltd.

(Exact name of Registrant as specified in its charter)

Switzerland	98-1050812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

Freier Platz 10, 8200 Schaffhausen, Switzerland

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 41-52-630-48-00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

On April 23, 2013, Pentair Ltd. (the “Company”) issued a press release announcing its earnings for the first quarter of 2013. The Company is furnishing the following information to (1) correct the forecast second quarter 2013 and forecast year 2013 net sales for the Company’s Valves & Controls segment and (2) provide ranges for the forecast second quarter 2013 and forecast year 2013 operating income for all three of its segments.

Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments (Unaudited)

In millions	First Quarter 2013	Forecast Second Quarter 2013		Forecast Year 2013
Water & Fluid Solutions
Net sales	$782	approx	$940	approx	$3,410

Operating income - as reported	75	approx	142-147	approx	437-442
% of net sales	9.6%	approx	15.6%	approx	13.0%
Adjustments:
Restructuring	7		—	approx	7
Inventory step-up and customer backlog	1		—	approx	1

Operating income - as adjusted	83	approx	142-147	approx	445-450
% of net sales	10.6%	approx	15.6%	approx	13.2%

Valves & Controls
Net sales	$586	approx	$610	approx	$2,440

Operating income (loss) - as reported	(19)	approx	70-75	approx	201-206
% of net sales	(3.2%)	approx	11.9%	approx	8.4%
Adjustments:
Restructuring	8		—	approx	8
Inventory step-up and customer backlog	70	approx	8	approx	78

Operating income - as adjusted	59	approx	78-83	approx	287-292
% of net sales	10.1%	approx	12.8%	approx	12.0%

Technical Solutions
Net sales	$410	approx	$410	approx	$1,710

Operating income - as reported	53	approx	66-71	approx	305-310
% of net sales	13.0%	approx	17.4%	approx	18.1%
Adjustments:
Restructuring	11		—	approx	11
Inventory step-up and customer backlog	6		—	approx	6

Operating income - as adjusted	70	approx	66-71	approx	322-327
% of net sales	17.0%	approx	17.4%	approx	19.1%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on April 26, 2013.

PENTAIR LTD.
Registrant

By:	/s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer